                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      RAMCO-GERSHENSON PROPERTIES TRUST
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") on Tuesday, June 10, 1997 at 10:00 a.m. at the Ritz-Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.

     The meeting principally concerns two matters of particular interest to the Shareholders. First, three Trustees are to be elected for three-year terms expiring in 2000. The nominees listed in the enclosed proxy materials are presently Trustees of the Trust. Second, the Trust has proposed a stock option plan for those Trustees who are not also officers or other employees of the Trust. Management believes that this stock option plan is essential in attracting and motivating Trustees and providing opportunity for such individuals to share in the growth in value of the Trust, thereby aligning their interests with those of the Shareholders.

     Your Board of Trustees supports these proposals and believes they are in the best interests of the Trust and of the Shareholders, and your Board of Trustees recommends a vote "FOR" the proposals. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust's Annual Report for 1996 is also enclosed.

     It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

     Your continued interest and participation in the affairs of the Trust are greatly appreciated.

                                  Sincerely,
                                  /s/ Joel D. Gershenson
                                  Joel D. Gershenson
                                  Chairman

April 30, 1997

                       RAMCO-GERSHENSON PROPERTIES TRUST

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 1997
                            ------------------------

To the Shareholders of Ramco-Gershenson Properties Trust:

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") will be held at the Ritz-Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan on June 10, 1997 at 10:00 a.m., to consider and take action upon the following matters:

        (1) The election of three (3) Trustees for a term to expire in 2000;

        (2) The approval of the 1997 Non-Employee Trustee Stock Option Plan of the Trust; and

        (3) The transaction of such other business as may properly come before the meeting or any adjourning thereof.

     The Board of Trustees has fixed the close of business on April 30, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of Shareholders entitled to vote at the meeting will be available for examination by any Shareholder, for any purpose germane to such meeting, during ordinary business hours during the 10 days prior to the meeting date, at the offices of the Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                                        By Order of the Board of Trustees
                                        /s/ Richard D. Gershenson
                                        Richard D. Gershenson
                                        Executive Vice President & Secretary

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE TRUST AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF BENEFICIAL INTEREST IS REPRESENTED AT THE MEETING.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  INTRODUCTION

GENERAL

     The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the "Trust") for use at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held at the Ritz-Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan on June 10, 1997. The Trust has first mailed these proxy materials to holders (the "Shareholders") of shares of beneficial interest, $.10 par value (the "Shares"), on or about April 30, 1997. The Trust's executive offices are located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 (telephone: (248) 350-9900). Shareholders of record at the close of business on April 30, 1997 (the "Record Date") will be entitled to vote at the Meeting.

     Proxies in the accompanying form which are properly executed and duly returned to the Trust and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's three nominees for re-election as Trustees and in favor of proposal 2. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if such Shareholder wishes, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

     As of April 30, 1997, 7,123,105 Shares of the Trust were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                            I. ELECTION OF TRUSTEES

     At the Meeting, three Trustees comprising the Class III Trustees are to be elected for three-year terms expiring in 2000. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, all of whom are presently Trustees of the Trust, unless contrary instructions are received.

     If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees is not available or will not serve if elected. The election of such Trustee will be decided by a plurality of the Shares present and entitled to vote at the Meeting.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class III Trustee for a term to expire in 2000 and certain information relating to the Class I Trustees and the Class II Trustees, whose terms expire in 1998 and 1999, respectively.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
                    CLASS III: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2000

Stephen R. Blank              51    Managing Director of Oppenheimer & Co., Inc. since       1988
                                    November 1993. Previously, Mr. Blank was Managing
                                    Director, Real Estate Corporate Finance, of Cushman
                                    & Wakefield, Inc. for four years.
Herbert Liechtung             67    Private investor and former President of the Trust       1981
                                    from 1988 to February 1996.
Joel M. Pashcow               55    Chairman of the Board of Trustees of Atlantic Realty     1980
                                    Trust, a Maryland real estate investment trust,
                                    since May 1996. Prior to May 1996, Mr. Pashcow
                                    served as Chairman of the Trust from 1988.

                                  CLASS I: TERM TO EXPIRE IN 1998

Joel D. Gershenson            56    Chairman of the Trust since May 1996. Previously,        1996
                                    Mr. Joel Gershenson was President of
                                    Ramco-Gershenson, Inc. ("Ramco"), a property
                                    management and development company, from 1976 to
                                    1996. Prior to May 1996, Mr. Joel Gershenson spent
                                    the last 15 years directing the Property
                                    Management/Asset Management Department of Ramco.
Dennis E. Gershenson          53    President and Chief Executive Officer of the Trust       1996
                                    since May 1996. Previously, Mr. Dennis Gershenson
                                    was Vice President -- Finance and Treasurer of Ramco
                                    from 1976 to 1996, and for the past 18 years
                                    arranged all of the financing of Ramco's initial
                                    developments, expansions and acquisitions.
Robert A. Meister             56    Vice Chairman of Aon Risk Services & Co., an             1996
                                    insurance brokerage, risk consulting, reinsurance
                                    and employee benefits company, which is a subsidiary
                                    of Aon Corporation, since March 1991.

---------------
(1) Includes periods served as trustee of the Trust's predecessors.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
                                  CLASS II: TERM TO EXPIRE IN 1999

Selwyn Isakow                 45    Founder, Chairman and President of The Oxford            1996
                                    Investment Group, Inc., a private investment and
                                    development group investing in manufacturing,
                                    financial services and selected other companies,
                                    since 1985. Mr. Isakow also serves on the Board of
                                    Directors of Champion Enterprises, Inc.
Arthur H. Goldberg            55    President of Manhattan Associates, LLC, a merchant       1988
                                    and investment banking firm, since February 1994.
                                    Mr. Goldberg served as Chairman of Reich & Company,
                                    Inc. (formerly Vantage Securities, Inc.), a
                                    securities and investment brokerage firm, from
                                    February 1990 to December 1993.
Mark K. Rosenfeld             51    Private investor. Mr. Rosenfeld served as Chairman       1996
                                    of the Board from 1993 to 1996 and Chief Executive
                                    Officer from 1992 to 1996 of Jacobson Stores Inc.
                                    ("Jacobson"), a retail fashion merchandiser, and as
                                    a director and member of the Executive Committee of
                                    the Board of Jacobson. Mr. Rosenfeld also served as
                                    President of Jacobson from 1982-1993. Mr. Rosenfeld
                                    is also a director of TCF Financial Corporation, the
                                    holding company of federally chartered savings
                                    banks.

                                   -- OTHER EXECUTIVE OFFICERS --

Bruce A. Gershenson           48    Executive Vice President and Treasurer of the Trust
                                    since May 1996. Previously, Mr. Bruce Gershenson was
                                    Vice President -- Land Acquisitions and Sales of
                                    Ramco from 1972 to 1996.
Richard D. Gershenson         51    Executive Vice President and Secretary of the Trust
                                    since May 1996. Previously, Mr. Richard Gershenson
                                    was Vice President -- Development and Construction
                                    and Secretary of Ramco from 1970 to 1996.
Richard J. Smith              46    Chief Financial Officer of the Trust since May 1996.
                                    Previously, Mr. Smith was Vice President of
                                    Financial Services of The Hahn Company from January
                                    1996 to May 1996. Prior to that, Mr. Smith was Chief
                                    Financial Officer and Treasurer of Glimcher Realty
                                    Trust from 1993 to 1996. Prior to that, Mr. Smith
                                    was President of California Cart Company, a company
                                    engaged in the management of merchandise carts and
                                    temporary tenants for regional shopping centers from
                                    1992 to 1993.
Michael A. Ward               54    Executive Vice President and Chief Operating Officer
                                    of the Trust since May 1996. Previously, Mr. Ward
                                    was Executive Vice President of Ramco from 1966 to
                                    1996.

---------------
(1) Includes periods served as trustee of the Trust's predecessors.

OTHER INFORMATION ABOUT TRUSTEES AND EXECUTIVE OFFICERS

     Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson and Bruce Gershenson are brothers. Mr. Joel Gershenson and Mr. Dennis Gershenson were general partners of a real estate partnership that filed a voluntary petition for bankruptcy in 1992.

     Set forth below is information as to the Shares beneficially owned as of April 30, 1997 by each of the Trustees, by each of the executive officers included in the Summary Compensation Table below and by all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

                      NAME OF TRUSTEE/                         SHARES OWNED           PERCENT
                     EXECUTIVE OFFICER                        BENEFICIALLY(1)         OF CLASS
                     -----------------                        ---------------         --------
Stephen R. Blank............................................         1,962(2)             (3)
Herbert Liechtung...........................................        14,012(4)             (3)
Joel M. Pashcow.............................................       187,308(5)            2.6%
Joel D. Gershenson..........................................     2,288,123(6)           24.3%
Dennis E. Gershenson........................................     2,294,123(7)           24.4%
Robert A. Meister...........................................        31,300(8)             (3)
Selwyn Isakow...............................................         3,100                (3)
Arthur H. Goldberg..........................................        48,975(9)             (3)
Mark K. Rosenfeld...........................................         1,000                (3)
Bruce A. Gershenson.........................................     2,288,123(10)          24.3%
Richard D. Gershenson.......................................     2,289,023(11)          24.3%
Michael A. Ward.............................................     2,288,123(12)          24.3%
Richard J. Smith............................................         8,333(13)            (3)
                                                                 ---------              ----
     All Trustees and Executive Officers as a Group (13
      persons)..............................................     2,821,963              29.3%

---------------
 (1) All amounts are owned directly unless otherwise noted.

 (2) Includes 1,412 Shares owned by trusts for Mr. Blank's daughters and 550 Shares held in an IRA account for the benefit of Mr. Blank. Mr. Blank disclaims beneficial ownership of the Shares owned by the trusts for his daughters.

 (3) Less than 1% of the class.

 (4) Includes 14,012 Shares held either in an IRA account for the benefit of Mr. Liechtung or in a retirement savings plan.

 (5) Includes 30,781 Shares held either in an IRA account for the benefit of Mr. Pashcow or in a retirement savings plan and a pension and profit sharing account. Also includes 95,325 Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust.

 (6) Includes 49,737 Shares that Mr. Joel D. Gershenson has the right to acquire within 60 days of April 30, 1997 upon the exchange of 49,737 units of interest ("OP Units") in Ramco-Gershenson Properties, L.P. for such Shares pursuant to an Exchange Rights Agreement with the Trust (the "Exchange Rights

     Agreement"), 2,230,386 Shares that partnerships of which Mr. Joel D. Gershenson is a partner have the right to acquire within 60 days of April 30, 1997 upon the exchange of 2,230,386 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement, and 8,000 Shares that Mr. Joel D. Gershenson has the right to acquire within 60 days of April 30, 1997 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Joel D. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (7) Includes 49,737 Shares that Mr. Dennis E. Gershenson has the right to acquire within 60 days of April 30, 1997 upon the exchange of 49,737 OP Units for such Shares pursuant to the Exchange Rights Agreement, 2,230,386 Shares that partnerships of which Mr. Dennis E. Gershenson is a partner have the right to acquire within 60 days of April 30, 1997 upon the exchange of 2,230,386 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement, and 8,000 Shares that Mr. Dennis E. Gershenson has the right to acquire within 60 days of April 30, 1997 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Dennis E. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (8) Includes 12,000 Shares owned by Mr. Meister's wife and 1,875 Shares owned by Mr. Meister's children. Mr. Meister disclaims beneficial ownership of the Shares owned by his wife.

 (9) Includes 39,125 Shares owned by Mr. Goldberg's wife, 3,750 Shares owned by trusts for his daughters and 6,100 Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and by the trusts for his daughters.

(10) Includes 49,737 Shares that Mr. Bruce A. Gershenson has the right to acquire within 60 days of April 30, 1997 upon the exchange of 49,737 OP Units for such Shares pursuant to the Exchange Rights Agreement, 2,230,386 Shares that partnerships of which Mr. Bruce A. Gershenson is a partner have the right to acquire within 60 days of April 30, 1997 upon the exchange of 2,230,386 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement, and 8,000 Shares that Mr. Bruce A. Gershenson has the right to acquire within 60 days of April 30, 1997 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Bruce A. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(11) Includes 49,737 Shares that Mr. Richard D. Gershenson has the right to acquire within 60 days of April 30, 1997 upon the exchange of 49,737 OP Units for such Shares pursuant to the Exchange Rights Agreement, 2,230,386 Shares that partnerships of which Mr. Richard D. Gershenson is a partner have the right to acquire within 60 days of April 30, 1997 upon the exchange of 2,230,386 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement, 8,000 Shares that Mr. Richard D. Gershenson has the right to acquire within 60 days of April 30, 1997 pursuant to the Trust's 1996 Stock Option Plan, and 900 Shares owned by trusts for his children. The address of Mr. Richard D. Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(12) Includes 49,737 Shares that Mr. Michael A. Ward has the right to acquire within 60 days of April 30, 1997 upon the exchange of 49,737 OP Units for such Shares pursuant to the Exchange Rights Agreement, 2,230,386 Shares that partnerships of which Mr. Ward is a partner have the right to acquire within 60 days of April 30, 1997 upon the exchange of 2,230,386 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement, and 8,000 Shares that Mr. Ward has the right to acquire within 60 days of April 30, 1997 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Ward is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(13) Within 60 days of April 30, 1997, Mr. Smith has the right to acquire 8,333 shares pursuant to the Trust's Stock Option Plan.

                                   COMMITTEES

     The Trust has an Audit Committee which is presently comprised of Messrs. Blank (Chairman), Rosenfeld and Isakow. The Audit Committee's duties include the review and oversight of all transactions between the Trust and its Trustees, officers, holders of 5% or more of its Shares or any affiliates, periodic review of the Trust's financial statements and meetings with the Trust's independent auditors. The Audit Committee met twice during 1996.

     The Trust also has a Compensation Committee which is presently comprised of Messrs. Goldberg (Chairman), Blank and Meister. The Compensation Committee's duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust's 1996 Share Option Plan. The Compensation Committee met once during 1996.

     The Trust also has a Nominating Committee which is presently comprised of Messrs. Rosenfeld (Chairman), Liechtung and Isakow. The Nominating Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees. The Nominating Committee will consider nominees for Trustees recommended by Shareholders. Such recommendations for the 1998 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 by January 10, 1998. The Nominating Committee met once during 1996.

     The Trust also has an Executive Committee which is presently comprised of Messrs. Pashcow (Chairman) and Dennis Gershenson. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust's Bylaws. The Executive Committee met six times during 1996.

     The Trust also has a Transition Committee which is presently comprised of Mr. Blank. The Transition Committee's duties include considering and resolving any issues which may arise in connection with the consummation of the acquisition by the Trust of substantially all of the shopping center and retail properties, as well as the management organization and personnel and business operations, of Ramco and its affiliates (the "Ramco Transaction"), and authorizing the execution of any documents or agreements related thereto. The Transition Committee met seven times during 1996.

     During the year ended December 31, 1996, the Board of Trustees held seven meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served.

              II. THE 1997 NON-EMPLOYEE TRUSTEE STOCK OPTION PLAN

     At the meeting, Shareholders will be asked to consider and act upon a proposal to approve the Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan (the "Plan"). The Plan was adopted by the Trust's Board of Trustees (the "Board") pursuant to resolutions adopted on April 29, 1997, subject to Shareholder approval. Pursuant to the Plan, 100,000 shares are reserved for issuance pursuant to options to be granted to Trustees of the Trust ("Participants") who are not officers or other employees of the Trust or to any corporation or other entity in which the Trust has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests ("Subsidiary").

     Options granted under the Plan will be nonqualified options (options which meet the requirements set forth in the Plan but are not intended to be, or do not qualify as, an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder (the "Code")) ("Nonqualified Options").

     The Board of Trustees believes that it is in the best interests of the Trust and of its Shareholders to approve the Plan to allow the Company to grant options to Participants in accordance with the terms of the Plan. The purposes of the Plan are to provide Participants with an increased incentive to make contributions to the long-term performance and growth of the Trust and its Subsidiaries, to join the interests of Participants with the interests of the Shareholders of the Trust, and to facilitate attracting qualified independent trustees. The Plan, however, could have an "anti-takeover" effect, particularly with regard to the Board's ability to accelerate the exercisability of stock options in connection with a change in control.

     The Trust is the issuer of the securities offered pursuant to the Plan. The Shares issuable upon exercise of stock options under the Plan may be either authorized and unissued or reacquired Shares of the Trust. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

APPROVAL OF THE PLAN

     The approval by a majority of the votes cast by the holders of Shares at the meeting and entitled to vote on the action is necessary for Shareholder approval of the Plan. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Shares present or represented by proxy in determining whether a quorum is present. The Board does not intend to place the Plan into effect unless such approval is obtained by April 29, 1998, and such approval is sought in order to exempt the granting of options under the Plan from the provisions of Section 162(m) of the Code and in order to comply with Shareholder approval requirements proposed for securities traded on The New York Stock Exchange.

     A FULL COPY OF THE PLAN IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT. THE MAJOR FEATURES OF THE PLAN ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT. CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS PROXY STATEMENT HAVE THE MEANINGS GIVEN THEM IN THE PLAN.

ADMINISTRATION

     The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Board, shall be the acts of the Board.

     In addition to such other rights of indemnification as they may have, the members of the Board will be indemnified by the Trust in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted under the Plan to the full extent provided for under the Trust's declaration of trust or bylaws with respect to indemnification of Trustees of the Trust.

PLAN PARTICIPANTS

     Each member of the Board who is not an officer or employee of the Trust shall be eligible to participate in the Plan.

SHARES SUBJECT TO GRANT OR AWARD

     The maximum number of Shares with respect to which stock options may be granted under the Plan shall be an aggregate of 100,000 Shares, which may consist in whole or in part of authorized and unissued or reacquired Shares. Unless the Plan shall have been terminated, Shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

     The number and type of Shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of Shares remaining available under the Plan, and the maximum number and type of Shares that may be granted to any Participant in any fiscal year of the Trust shall be subject to such adjustment as the Board, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Trust; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

AMENDMENT OR TERMINATION OF THE 1997 OPTION PLAN

     The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board or its approval by the Shareholders of the Trust, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, with or without approval of the Shareholders of the Trust, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (a) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan without the approval or ratification of the Shareholders of the Trust, and (b) no such amendment or revision shall change the option price or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

STOCK OPTIONS

     Grant of Stock Options

     Without further action by the Board or Shareholders of the Trust, beginning with the first annual meeting of the Shareholders of the Trust which is subsequent to the date the Plan is adopted by the Board and, provided that a sufficient number of Shares remain available under the Plan, on each date on which an annual meeting of the Shareholders of the Trust is held, there shall be granted to each Participant who is serving on or elected to the Board on such date an option to purchase 2,000 Shares.

     The options granted pursuant to the Plan shall become exercisable with respect to 50% of the Shares covered thereby on the first anniversary of the date of grant and shall become exercisable on a cumulative basis with respect to the remaining Shares covered thereby on the second anniversary of the date of grant. Options may be exercised only within ten years of the date of grant. Except as otherwise provided in this Plan, no option may be exercised at any time unless the Participant is then a member of the Board. If a Participant becomes an officer or employee of the Trust and continues to serve as a member of the Board, options granted under this Plan shall remain exercisable in full.

     The exercise price of an option shall be the fair market value of the Shares covered by the option on the date the option is granted. The option price will be subject to adjustment in accordance with the terms of the Plan. The "fair market value" of the Shares as of a particular date shall be deemed to be the closing sale price of the Shares on any exchange or other market on which the Shares shall be traded on such date, or if there is no sale on such date, on the next following date on which there is a sale, or the average of the closing bid and asked prices of any market or quotation system in which the Shares shall be listed or traded on such date.

     Payment of Option Price

     At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Board, in Shares, shall be made by the Participant for all Shares so purchased. In the discretion of, and subject to such conditions as may be established by, the Board, payment of the option price may also be made by the Trust retaining from the Shares to be delivered upon exercise of the stock option that number of Shares having a fair market value on the date of exercise equal to the option price of the number of Shares with respect to which the Participant exercises the option. In the discretion of the Board, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Trust of written notice of the exercise in such form as the Board may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Trust full payment for the Shares with respect to which the option is exercised from the proceeds of the stock broker's sale of or loan against some or all of the Shares. No Participant shall have any of the rights of a Shareholder of the Trust under any option until the actual issuance of Shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares.

     Death or Disability of a Participant

     If a Participant dies while serving as a member of the Board, all of the Participant's options shall immediately become exercisable in full and the personal representative of the Participant, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right to exercise such options not later than the earlier of (a) one year from the date of the Participant's death, or (b) the expiration date of the applicable options.

     If a Participant becomes totally disabled while serving as a member of the Board, all of the disabled Participant's options which have been held for a period of at least one year as of the date of such total disability shall immediately become exercisable in full and the disabled Participant, or his legal representative, shall have the right to exercise such options not later than the earlier of (a) one year from the date of such disability, or (b) the expiration date of the applicable options.

     Termination of Service; Expiration of Options

     Subject to the other provisions of the Plan, if a Participant ceases to be a member of the Board for any reason other than death or disability, the Participant shall have the right to exercise the option, to the extent such Participant was entitled to do so on the date of termination of service, not later than the earlier of (a) three months after the date of such termination, or (b) the date on which the option expires.

     Transferability of Options

     Except as otherwise described below, to the extent determined by the Board in its discretion (either by resolution or by a provision in, or amendment to, the option), (a) no option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (b) each option is exercisable, during the lifetime of the Participant, only by the Participant.

     The Board may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to, and the exercise of such option by, (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which such Immediate Family Members are the only partners, or (d) such other persons or entities as determined by the Board, in its discretion, on such terms and conditions as the Board, in its discretion, may determine; provided that (i) the stock option agreement pursuant to which such options are granted must be approved by the Board and must expressly provide for transferability in a manner consistent with these provisions of the Plan, and
(ii) subsequent transfers of transferred options are prohibited except for transfers the original optionee would be permitted to make (if he or she were still the owner of the option) in accordance with the Plan.

     Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately before transfer, provided that for some purposes under the Plan (generally relating to exercise of the option) the term "Participant" shall be deemed to refer to the transferee. The provisions of the Plan regarding termination of service, described above under the caption "Termination of Service; Expiration of Options", continue to be applied with respect to the original optionee. Following the termination of service of the original optionee, the options are exercisable by the transferee only to the extent, and for the periods, described above under the caption "Termination of Service; Expiration of Options". The original optionee remains subject to withholding taxes and related requirements upon exercise described below under the caption "Federal Income Taxes -- Withholding Payments". The Trust has no obligation to provide any notice to any transferee, including, without limitation, notice of any termination of the option as a result of termination of the original optionee's employment with, or other service to, the Company.

EXTRAORDINARY TRANSACTIONS

     If the Trust engages in specified consolidations, mergers, transfers of substantially all of its properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of Shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, the Shares (each a "Transaction"), then each Participant holding a stock option granted under the Plan upon the exercise of such option after consummation of a Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the Participant would have received upon consummation of the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.

     In addition, in connection with a Transaction, the Board, acting in its discretion without the consent of any Participant and regardless of any other provision of the Plan, may (a) permit stock options outstanding under the Plan to be exercised in full for a limited period of time, after which all unexercised stock options and all rights of Participants under such options would terminate, (b) permit stock options outstanding under the Plan to be exercised in full for their then remaining terms, or (c) require all stock options outstanding under the Plan to be surrendered to the Company for cancellation and payment to each Participant in cash of the excess of the fair market value of the underlying Shares as of the date such Transaction is effective over the exercise price, less any applicable withholding taxes. The Plan provides, however, that the Board may not select an alternative for a Participant that would result in his or her liability under Section 16(b) of the Exchange Act, without the Participant's consent. If all of the alternatives have such a result, the Board will take such action to put such Participant in as close to the same position as he or she would have been in if one of the alternatives described above had been selected, but without resulting in any payment by such Participant under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of each Participant, the Board may make such provision with respect to any Transaction as it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES

     The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the Shares on the date of exercise. Such amount will ordinarily be deductible by the Trust in the same year, provided that the amount constitutes reasonable compensation and that the Trust satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the Shares.

     Withholding Payments

     If upon the exercise of any Nonqualified Option there shall be payable by the Trust or a Subsidiary any amount for income tax withholding, in the Board's discretion, either the Participant shall pay such amount to the Trust or such Subsidiary, or the amount of Shares delivered by the Trust to the Participant will be appropriately reduced, to reimburse the Trust or such Subsidiary for such payment.

     The Trust or any of its Subsidiaries will have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Trust or any of its Subsidiaries to the Participant upon such terms and conditions as the Board shall prescribe. The Trust may also defer issuance of the stock upon exercise of such option until payment by the Participant to the Trust of the amount of any such tax. The Board may, in its discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Shares delivered or deliverable by the Trust upon exercise of a stock option appropriately reduced, or by electing to tender Shares back to the Trust subsequent to exercise of a stock option to reimburse the Trust for such income tax withholding, subject to such rules and regulations, if any, as the Board may adopt. The Board may make such other arrangements with respect to income tax withholding as it shall determine.

ACCOUNTING TREATMENT

     Generally, under current accounting rules applicable to the Trust, neither the grant nor the exercise of a Nonqualified Option under the Plan requires any charge against earnings, if the exercise price of the option is equal to the fair market value of the Shares on the date of grant. Footnote disclosure of the value of such options, however, is required. If the exercise price is below the fair market value of the Shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option. If the optionee is allowed to pay the exercise price of an option with shares held less than six months (or possibly, if such price is paid by the Trust withholding shares issuable upon exercise of the option), the Trust will recognize an earnings charge equal to the difference between the fair market value of the Shares issuable upon exercise of the option and the exercise price.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to Messrs. Bruce A. Gershenson, Dennis E. Gershenson, Joel D. Gershenson, Richard D. Gershenson and Michael A. Ward (whose stock ownership is described under "Other Information about Trustees and Executive Officers"), as of April 30, 1997, the following persons were known by the Trust to be the beneficial owners of more than five percent of the Shares of the Trust:

                      NAME AND ADDRESS                               AMOUNT AND NATURE           PERCENT
                    OF BENEFICIAL OWNER                           OF BENEFICIAL OWNERSHIP*       OF CLASS
                    -------------------                           ------------------------       --------
Ryback Management Corporation and/or Lindner Investment                 696,000                    9.77%
  Series Trust, in a fiduciary capacity for Lindner Growth            Shares owned
  Fund                                                             as fiduciary with
  c/o Ryback Management Corporation                                 sole voting and
  7711 Carondelet Avenue, Box 16900                                disposition power
  St. Louis, Missouri 63105
Poff & Co. (Trustee for Policemen and Firemen Retirement                431,143                     6.1%
  System of the City of Detroit)                                         Shares
  c/o Comerica Bank, Inc.                                                owned
  P.O. Box 1319                                                         directly
  Detroit, Michigan 48231

---------------
* Based solely upon a Schedule 13D and a Schedule 13G filed with the Securities and Exchange Commission on January 27, 1997 (Ryback Management Corporation) and in December 1989 (Poff & Co.), respectively.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

CASH COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Trust for services rendered during the year ended December 31, 1996 to Mr. Pashcow, the Trust's Chairman from the beginning of such fiscal year to May 1996, and to Mr. Dennis Gershenson, the Trust's Chief Executive Officer beginning in May 1996 through the remainder of such fiscal year. Also listed are the other five most highly compensated executive officers of the Trust, whose total remuneration from the Trust exceeded $100,000 for such period or would have exceeded such amount had such executive officers held their respective positions for the entire period, and two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers of the Trust at the end of such period:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                     ANNUAL COMPENSATION     COMPENSATION
                                                    ----------------------   ------------
               (A)                 (B)      (C)       (D)         (E)            (G)
                                                                 OTHER                          (I)
                                                                 ANNUAL                      ALL OTHER
                                          SALARY     BONUS    COMPENSATION                  COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   ($)(1)    ($)(2)       ($)(3)        OPTIONS         ($)(4)
   ---------------------------     ----   ------    ------    ------------     -------      ------------
Joel M. Pashcow..................  1996   131,021    79,900      25,517         --             318,516
  Chairman(5)                      1995   331,012     --         81,531         --               8,100
                                   1994   321,650    19,172      97,828         --               8,100
Dennis E. Gershenson.............  1996    62,692     --         --             24,000          --
  Chief Executive Officer(6)
Joel D. Gershenson...............  1996    62,692     --         --             24,000          --
  Chairman of the Board(6)
Richard J. Smith.................  1996    92,308    16,667      --             25,000          --
  Chief Financial Officer(6)
Bruce A. Gershenson..............  1996    62,692     --         --             24,000          --
  Executive Vice President and
  Treasurer(6)
Richard D. Gershenson............  1996    62,692     --         --             24,000          --
  Executive Vice President and
  Secretary(6)
Michael A. Ward..................  1996    62,692     --         --             24,000          --
  Executive Vice President and
  Chief Operating Officer(6)

                                     -- OTHER EXECUTIVE OFFICERS --
Herbert Liechtung................  1996    65,510   159,800      --             --           1,478,402
  President(7)                     1995   331,012     --         13,144         --               8,100
                                   1994   321,650    38,342      16,054         --               8,100
Edwin R. Frankel.................  1996    52,426     --          2,785         --             317,714
  Senior Vice President and        1995   114,860    18,000       3,085         --               7,748
  Treasurer(8)                     1994   111,514    18,000       3,029         --               7,535

---------------
(1) Includes car allowances payable to Messrs. Liechtung and Pashcow pursuant to the terms of their respective employment agreements.

(2) Bonus amounts earned by Messrs. Pashcow and Liechtung for any year represent Distribution Incentive Bonus and Origination Bonus for that fiscal year earned pursuant to the terms of their employment agreements.

(3) Includes perquisites and other personal benefits for such officer, including certain life insurance premium payments, paid on behalf of the named officers. Of the amounts reflected for Mr. Pashcow, $76,857 was paid during 1994 for tax and accounting services performed on behalf of Mr. Pashcow for the years 1992, 1993 and 1994, and $42,357 was paid for such services for 1995.

(4) Includes discretionary contributions by the Trust to the RPS Realty Trust Retirement Savings Plan for such named officer's account, including forfeitures, if any. Also, for Messrs. Pashcow and Liechtung, includes termination payments of $310,416 for Mr. Pashcow and $1,478,402 for Mr. Liechtung made by the Trust pursuant to their respective termination agreements. The amount shown for Mr. Frankel includes $309,614 paid to Mr. Frankel in the form of bonuses and other benefits in connection with his resignation from the Trust in connection with the Ramco Transaction.

(5) Pursuant to a termination agreement with Mr. Pashcow, Mr. Pashcow ceased to be an executive officer of the Trust as of May 10, 1996.

(6) Such person became an officer of the Trust in May 1996.

(7) Pursuant to the Liechtung Termination Agreement, Mr. Liechtung ceased to be an executive officer of the Trust as of February 29, 1996.

(8) Such officer ceased to be an executive officer of the Trust in May 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                       POTENTIAL REALIZED VALUE
                                  ------------------------------------------------------       AT ASSUMED ANNUAL
                                                PERCENTAGE OF                                 RATES OF STOCK PRICE
                                                TOTAL OPTIONS                                APPRECIATION AT END OF
                                                 GRANTED TO      PER SHARE                    TEN-YEAR OPTION TERM
                                   OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION    ------------------------
             NAME                 GRANTED(1)     FISCAL YEAR       PRICE         DATE           5%           10%
             ----                 ----------    -------------    ---------    ----------        --           ---
Dennis E. Gershenson..........      24,000          13.1%         $16.00       05/10/06       $241,496      $611,997
Joel D. Gershenson............      24,000          13.1           16.00       05/10/06        241,496       611,997
Richard J. Smith..............      25,000          13.7           15.44       06/25/06        242,753       615,185
Bruce A. Gershenson...........      24,000          13.1           16.00       05/10/06        241,496       611,997
Richard D. Gershenson ........      24,000          13.1           16.00       05/10/06        241,496       611,997
Michael A. Ward...............      24,000          13.1           16.00       05/10/06        241,496       611,997

---------------
(1) Options granted in fiscal 1996 to Messrs. Dennis E. Gershenson, Joel D. Gershenson, Bruce A. Gershenson, Richard D. Gershenson and Michael A. Ward are exercisable in three equal annual installments commencing on May 10, 1997. Options granted in fiscal 1996 to Mr. Smith are exercisable in three equal annual installments commencing on June 25, 1997.

EMPLOYMENT AGREEMENTS

     Pursuant to a Termination Agreement, dated as of March 26, 1996, as amended, between the Trust and Mr. Pashcow (the "Pashcow Termination Agreement"), Mr. Pashcow agreed to terminate his employment as Chairman of the Trust effective as of the closing of the acquisition by the Trust of substantially all of the shopping center and retail properties, as well as the management organization and personnel and business operations of Ramco and its affiliates (the "Ramco Transaction"), which occurred on May 10, 1996. In accordance with the terms of the Pashcow Termination Agreement: (i) the Trust paid $310,416 to Mr. Pashcow and agreed to pay to Mr. Pashcow $1,600,000 on January 10, 1998 with interest at the rate of 7.75%, (ii) Mr. Pashcow surrendered to the Trust for cancellation all 600,000 Share options previously granted to him by the Trust, which options were fully vested and provided for an exercise price of $23.00 per Share (subject to adjustment as set forth in the applicable stock incentive plan), (iii) the Trust paid, upon the closing of the Ramco Transaction, an origination bonus in the amount of $79,900 in accordance with his employment agreement and (iv) the Trust continued to be obligated to perform its indemnification obligations thereunder. Pursuant to a letter agreement executed in connection with the closing of the Ramco Transaction, Atlantic Realty Trust, a Maryland real estate investment trust ("Atlantic"), paid the Trust the $1,600,000 which the Trust is obligated to pay Mr. Pashcow on January 10, 1998, plus accrued interest at a rate of interest equal to the Base Rate as announced by the First National Bank of Boston through the date of repayment.

     Pursuant to an Amended and Restated Termination Agreement, dated as of February 29, 1996 (the "Liechtung Termination Agreement"), Mr. Liechtung terminated his employment as President of the Trust effective as of February 29, 1996. Neither the Trust nor Mr. Liechtung has any further obligations under Mr. Liechtung's employment agreement, except that the Trust continues to be obligated to perform its indemnification obligations thereunder. In accordance with the terms of the Liechtung Termination Agreement:
(i) the Trust paid to Mr. Liechtung a lump-sum termination payment of $1,478,402 and (ii) Mr. Liechtung surrendered to the Trust for cancellation all 600,000 Share options previously granted to him by the Trust, which options were fully vested and provided for an exercise price of $23.00 per Share (subject to adjustment as set forth in the applicable stock incentive plan). In addition, the Trust paid $159,800 to Mr. Liechtung, which amount represented the origination bonus Mr. Liechtung would have been entitled to receive under his employment agreement if the Ramco Transaction occurred during its term.

     The Trust is a party to employment agreements (collectively, the "Ramco Principals' Employment Agreements") with each of Messrs. Bruce A. Gershenson, Dennis E. Gershenson, Joel D. Gershenson, Richard D. Gershenson and Michael A. Ward (collectively, the "Ramco Principals"). The Ramco Principals' Employment Agreements each have an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more than 90 days nor less than 30 days prior to the expiration of the term. Pursuant to such agreements each Ramco Principal receives an annual base salary of $100,000 and such other fringe benefits and perquisites (including, without limitation, medical, dental, disability and life insurance and participation in employee benefits plans) as are generally made available to management employees of the Trust. In addition to base salary, the Ramco Principals receive annual performance-based compensation as determined by the Compensation Committee. Each Ramco Principals' Employment Agreement provides that such bonus shall not, for each year of such agreement, be less than the following: (i) if Funds From Operations (as defined below) per share, on an annualized basis, for the year for which the bonus is to be paid, increases by less than 5% from the Funds From Operations per share for the previous year, then 0%; (ii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 5% but less than 7% from the Funds From Operations per share for the previous year, then 15% of the executive's base salary for the year for which the bonus is to be paid; (iii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 7% but less than 10% from the Funds From Operations per share for the previous year, then 22.5% of the executive's base salary for the year for which the bonus is to be paid; (iv) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 10% but less than 15% from Funds From Operations per share for the previous year, then 30% of the executive's base salary for the year for which the bonus is to be paid; and (v) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by 15% or more from Funds From Operations per share for the previous year, then 50% of the executive's base salary for the year for which the bonus is to be paid. For purposes of the Ramco Principals' Employment Agreements, "Funds From Operations" means net income (computed in accordance with generally accepted United States accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. In addition, pursuant to the 1996 Share Option Plan (the "1996 Plan"), each of the Ramco Principals was granted options to purchase 24,000 shares of the Trust (that will vest in equal installments over three years), at an exercise price equal to $16.00 per share. The Ramco Principals' Employment Agreements also provide for certain severance payments in the event of death or disability.

     Each of the Ramco Principals' Employment Agreements provides that if the Ramco Principal is terminated without cause or he terminates his employment for "good reason" (as defined below), such executive officer will be entitled to receive a severance payment equal to the greater of (i) the aggregate of all compensation due to such executive officer during the balance of the term of the employment agreement and (ii) 2.99 times the "base amount" (as defined in the Internal Revenue Code of 1986, as amended) or, after the second anniversary of the date of such agreement, 1.99 times and, for the duration of the term, those fringe benefits provided for under such agreement. "Good reason" includes diminution in authority, change of location, fewer than two Ramco Principals serving as members of the Board of Trustees or the Ramco Principals constitute less than 20% of the members of the Board, and a "change of control." A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefor) of the Trust.

     The Ramco Principals' Employment Agreements provide that the Ramco Principals will conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing video arcade, fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, the Ramco Principals have agreed to offer all real estate opportunities of which they become aware (other than opportunities relating to certain excluded assets) to the Trust.

     The Ramco Principals' Employment Agreements also provide that the Trust will indemnify each Ramco Principal to the fullest extent permitted by law, and will advance to such executive officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The Trust is also party to a three year employment agreement (the "Smith Employment Agreement") dated April 15, 1996 with Richard J. Smith, the Trust's Chief Financial Officer. Pursuant to the Smith Employment Agreement, Mr. Smith received a base salary for 1996 equal to an annual rate of $150,000, plus a bonus of $25,000 prorated for the number of weeks that Mr. Smith was employed during 1996. For subsequent calendar years, the Smith Employment Agreement provides that Mr. Smith will receive a base salary and bonus as will be determined from time to time by the Trust's Board of Trustees, in its sole discretion; provided, that in no event will Mr. Smith's base salary be less than $150,000 on an annualized basis nor will his base salary plus bonus be less than $175,000 on an annualized basis. Pursuant to the Smith Employment Agreement, Mr. Smith was also granted an option to purchase 25,000 Shares, vesting in equal installments over a three year period commencing on the date of grant of such option, at a purchase price equal to the closing price of the Shares on the New York Stock Exchange on the date of grant of such option. The Smith Employment Agreement also provides that if Mr. Smith is terminated by the Trust prior to the expiration of the term of such agreement and within 12 months after a "change of control", Mr. Smith will be entitled to receive as termination pay
(i) the pro rata portion of his then current salary through the date of termination, (ii) an additional amount equal to one year's salary at the rate in effect on the date of termination, (iii) an amount equal to the most recent bonus paid to Mr. Smith prior to his termination and (iv) a continuation of all fringe benefits for a period of one year following such termination. In addition, upon a "change of control," any stock options or other plan benefits, if any, remaining unvested will immediately vest. The Smith Employment Agreement uses a "change of control" definition similar to that used by the Ramco Principals' Employment Contracts as described above.

SEVERANCE AND OTHER ARRANGEMENTS WITH EXECUTIVE OFFICERS AND CERTAIN KEY
EMPLOYEES

     On August 9, 1994, the Board of Trustees adopted a resolution authorizing the Trust to adopt a severance policy pursuant to which each employee (other than Messrs. Liechtung and Pashcow, who were not covered by such policy) whose employment with the Trust was terminated after such date would be entitled to receive from the Trust an amount equal to one month's salary for each year that such employee was employed by the Trust (and/or the Trust's predecessors), up to a maximum of 12 months' salary. In addition, in connection with the negotiation of the Ramco Transaction, the Board of Trustees determined that it was necessary to enter into arrangements with certain of the executive officers and key employees of the Trust, to induce such individuals to remain in the employ of the Trust at least through the consummation of the Ramco Transaction. In 1996, pursuant to arrangements made to induce certain executive officers, and key employees to remain in the employ of the Trust through the closing of the Ramco transaction the Trust paid to Messrs. Edwin Frankel, Stanley Rappoport, Executive Vice President of the Trust prior to the Ramco Transaction, and John Johnston, Vice President -- Real Estate Counsel and Secretary of the Trust prior to the Ramco Transaction, additional bonuses of $272,000, $119,000 and $135,000, respectively.

     In connection with the closing of the Ramco Transaction, the Trust purchased all outstanding options under the 1989 Employee's Stock Option Plan from the holders thereof, except for Mr. Pashcow and Mr. Liechtung, at a price of $.50 per option. Messrs. Frankel and Johnston each received $25,000 in respect of their outstanding options and Mr. Steven Liechtung, Vice President of the Trust prior to the Ramco Transaction, received $10,000 in respect of his outstanding options.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Trustees (the "Committee") is responsible for administering the Trust's senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.

     Except as otherwise described below, the Committee has general review authority over compensation levels of, and sets the compensation of, all corporate officers and key management personnel of the Trust. The Committee also administers employee benefit and incentive compensation programs, and considers and recommends to the Board new benefit programs.

     In 1996, as a result of the consummation of the Ramco Transaction, the management, operations and business of the Trust underwent significant changes. With respect to the Trust's management that was serving the Trust prior to the closing of the Ramco Transaction, the Trust continued existing compensation arrangements with its executive officers and senior management and fulfilled various obligations which had been entered into by the Board of Trustees and/or the Special Acquisition Committee of the Board of Trustees relating to termination arrangements for such executive officers and senior management.

     Pursuant to adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report of the Committee addressing the Trust's compensation policies for 1996 as they affected the Trust's current Chief Executive Officer and President, Dennis E. Gershenson, and its other senior executives, Joel D. Gershenson, Chairman of the Board, Richard J. Smith, Chief Financial Officer, Bruce A. Gershenson, Executive Vice President and Treasurer, Richard D. Gershenson, Executive Vice President and Secretary and Michael A. Ward, Executive Vice President and Chief Operating Officer, respectively, of the Trust.

     The compensation of each of Messrs. Dennis E. Gershenson, Joel D. Gershenson, Bruce A. Gershenson, Richard D. Gershenson, Michael A. Ward and Richard J. Smith was set pursuant to three year employment agreements between each such individual and the Trust. These agreements contained provisions for, among other things, calculating the base salary paid to such executive officers, as well as (in the case of the Ramco Principals) formulas used to determine bonus payments to such individuals.

     With respect to the Ramco Principals, their respective employment agreements provided for a base salary which the Compensation Committee believes are substantially below current market rates. Although such agreements also contain provisions which provide bonuses based on the improvement of the Trust's Funds From Operations from one fiscal year to the next, the Compensation Committee believes that the Ramco Principals' ownership of OP Units (which are convertible into Shares) provide significant incentive to improve the Trust's operating results and enhance Share value.

     The compensation package offered by the Trust to its other executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary and annual bonus, as well as a combination of benefit programs.

     The Committee has reviewed the Trust's compensation policies in light of the addition of Section 162 (m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation was not subject to that limit), and determined that the compensation levels of the Trust's executive officers (other than Messrs. Liechtung and Pashcow, whose compensation was not determined by the Compensation Committee) were not at a level that would be affected by such amendments. The Committee intends to continue to review the application of Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                          ARTHUR H. GOLDBERG
                                          STEPHEN R. BLANK
                                          ROBERT A. MEISTER

COMPENSATION OF TRUSTEES

     The independent Trustees each received $20,000 in compensation for serving as a Trustee in 1996, plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Except as described below, Trustees did not receive any additional compensation for attending meetings or for serving on any regular committees of the Board. Messrs. Pashcow and Liechtung did not receive any compensation for their services as Trustees during the period prior to their respective resignations as officers of the Trust. Messrs. Joel Gershenson and Dennis Gershenson did not receive any compensation for their services as Trustees.

COMPENSATION OF CERTAIN COMMITTEE MEMBERS

     During 1996, the Trust made payments totalling $100,000 to each of Messrs. Blank and Goldberg in their capacities as members of the Special Acquisition Committee (a committee comprised of Messrs. Blank, Goldberg and Rosoff established to assist the Trust's management in the negotiation of the Ramco Transaction, which committee was eliminated after consummation of the Ramco Transaction). Such payments were authorized by the Board of Trustees in 1995. Mr. Rosoff did not receive any compensation for his service on such committee. In addition, on April 13, 1995, the Board of Trustees authorized the payment of $25,000 to be paid to each of Messrs. Goldberg, Blumenfeld and Glickman in their capacities as members of the Spin-Off Committee (a committee established by the Board of Trustees to work with the Trust's management in structuring and analysis of certain transactions undertaken by the Trust in connection with the Ramco Transaction, which committee was eliminated after consummation of the Ramco Transaction). These payments were made to Messrs. Goldberg, Blumenfeld and Glickman during 1996.

                       RAMCO-GERSHENSON PROPERTIES TRUST

        RELATIVE PERFORMANCE V. NAREIT MORTGAGE AND EQUITY REIT INDICES
                                AND THE S&P 500
             TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS*

         MEASUREMENT PERIOD                MORTGAGE        EQUITY REIT         S&P 500             RPT
        (FISCAL YEAR COVERED)             REIT INDEX          INDEX
DEC-91                                           100.00            100.00            100.00            100.00
DEC-92                                           101.92            114.59            107.67            115.04
DEC-93                                           116.75            137.11            118.43             97.11
DEC-94                                            85.37            141.46            119.97            118.79
DEC-95                                           144.42            163.08            164.88            134.87
DEC-96                                           217.68            220.58            202.74            133.87

SOURCE: NAREIT & IDD/TRADELINE

* In May 1996, the Trust spun off eight mortgage loans and two real properties to Atlantic Realty Trust, a newly formed real estate investment trust ("Atlantic"). Information with respect to the Trust after May 1996 reflects the continuing assets and operations of the Trust, and does not include the value of Atlantic's assets or shares.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and Trustees and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, Trustees and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its officers, Trustees and greater than ten percent beneficial owners were satisfied.

INTERESTS OF CERTAIN PERSONS

     Steven Liechtung, the son of Herbert Liechtung, was a Vice President of the Company during 1996. Steven Liechtung received compensation aggregating $201,895 for services rendered in all capacities to the Trust during the year ended December 31, 1996 and for certain severance and other payments made in connection with the consummation of the Ramco Transaction. In addition, on December 6, 1989, Steven Liechtung was granted options to purchase 20,000 Shares, at an exercise price of $23.00 per Share, pursuant to the Trust's 1989 Employee's Stock Option Plan. In connection with the Ramco Transaction, these options were purchased by the Trust for an aggregate payment of $10,000.

     The law firm of Wolf, Block, Schorr and Sollis-Cohen ("Wolf, Block") served as a special real estate counsel to the Trust in connection with the Ramco Transaction. In 1996, Wolf, Block received legal fees of approximately $525,088 from the Trust in connection with the Ramco Transaction and other legal services provided to the Trust. William Rosoff, who was a member of the Trust's Board of Trustees during 1996, was a partner of Wolf, Block until January 15, 1996.

     In 1996, the Trust purchased Directors' and Officers' liability insurance through Aon Risk Services, Inc. of New York, an insurance brokerage firm ("Aon"). In connection with such insurance purchase, Aon received commissions of $162,425. Mr. Robert A. Meister, who is a member of the Trust's Board of Trustees, is Vice Chairman of Aon Risk Services & Co., an affiliate of Aon. In addition, Mr. Alan Mann, who is Senior Vice President of Aon, is the son-in-law of Mr. Arthur H. Goldberg, who is also a member of the Trust's Board of Trustees.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been appointed as independent auditors for the Trust by the Trust's Board of Trustees to examine and report on financial statements for the fiscal year ending December 31, 1997. Deloitte & Touche LLP audited and reported on the Trust's financial statements for the fiscal year ended December 31, 1996. Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

     Any proposal by a Shareholder of the Trust intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than January 10, 1998 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of Committee.

     Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on April 30, 1997, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Linda Anderson, Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                   OTHER BUSINESS AND EXPENSE OF SOLICITATION

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.

     Your cooperation in giving this matter your immediate attention and in returning your proxies promptly will be appreciated.

                                          By Order of the Board of Trustees

                                          /s/ Richard D. Gershenson
                                          Richard D. Gershenson, Secretary

April 30, 1997

                                                                       EXHIBIT A

                       RAMCO-GERSHENSON PROPERTIES TRUST
                  1997 NON-EMPLOYEE TRUSTEE STOCK OPTION PLAN

     1. Definitions: As used herein, the following terms shall have the following meanings:

          (a) "Board" shall mean the Board of Trustees of the Trust.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (d) "Nonqualified Option" shall mean an option to purchase Shares which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

          (e) "Participant" shall mean any Trustee of the Trust who is not an officer or other employee of the Trust or any of its Subsidiaries.

          (f) "Plan" shall mean this Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan.

          (g) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (h) "Shares" shall mean the Shares of Beneficial Interest, par value $.10 per share, of the Trust.

          (i) "Subsidiary" shall mean any corporation or other entity in which the Trust has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

          (j) "Trust" shall mean Ramco-Gershenson Properties Trust, a Maryland business trust.

     2. Purpose of Plan: The purposes of the Plan are to provide Participants with an increased incentive to make contributions to the long-term performance and growth of the Trust and its Subsidiaries, to join the interests of Participants with the interests of the Shareholders of the Trust, and to facilitate attracting qualified independent trustees.

     3. Administration: The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Board, shall be the acts of the Board.

     4. Indemnification: In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Trust in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Trust's declaration of trust or bylaws with respect to indemnification of trustees of the Trust.

     5. Maximum Number of Shares Subject to Plan: The maximum number of Shares with respect to which stock options may be granted under the Plan shall be an aggregate of 100,000 Shares, which may consist in whole or in part of authorized and unissued or reacquired Shares. Unless the Plan shall have been terminated, Shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

     Subject to Paragraph 15, the number and type of Shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of Shares remaining available under the Plan, and the maximum number and type of Shares that may be granted to any Participant in any fiscal year of the Trust pursuant to Paragraph 7, shall be subject to such adjustment as the Board, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Trust; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

     6. Eligibility: Each member of the Board who is not an officer or employee of the Trust shall be eligible to participate in the Plan.

     7. Granting and Exercise of Options: Without further action by the Board or Shareholders of the Trust, beginning with the first annual meeting of the Shareholders of the Trust which is subsequent to the date the Plan is adopted by the Board and, provided that a sufficient number of Shares remain available under the Plan, on each date on which an annual meeting of the Shareholders of the Trust is held, there shall be granted to each Participant who is serving on or elected to the Board on such date an option to purchase 2,000 Shares. The options to be granted under the Plan shall be Nonqualified Options.

     The options granted pursuant to the Plan shall become exercisable with respect to 50% of the Shares covered thereby on the first anniversary of the date of grant and shall become exercisable on a cumulative basis with respect to the remaining Shares covered thereby on the second anniversary of the date of grant. Options may be exercised only within ten years of the date of grant.

     Except as otherwise provided in this Plan, no option may be exercised at any time unless the Participant is then a member of the Board. If a Participant becomes an officer or employee of the Trust and continues to serve as a member of the Board, options granted under this Plan shall remain exercisable in full.

     8. Option Price: The exercise price of an option shall be the fair market value of the Shares covered by the option on the date the option is granted. The option price will be subject to adjustment in accordance with the provisions of Paragraphs 5 and 15 of the Plan. The "fair market value" of the Shares as of a particular date shall be deemed to be the closing sale price of the Shares on any exchange or other market on which the Shares shall be traded on such date, or if there is no sale on such date, on the next following date on which there is a sale, or the average of the closing bid and asked prices of any market or quotation system in which the Shares shall be listed or traded on such date.

     9. Payment of Option Price: At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Board, in Shares, shall be made by the Participant for all Shares so purchased. In the discretion of, and subject to such conditions as may be established by, the Board, payment of the option price may also be made by the Trust retaining from the Shares to be delivered upon exercise of the stock option that number of Shares having a fair market value on the date of exercise equal to the option price of the number of Shares with respect to which the Participant exercises the option. In the discretion of the Board, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Trust of written notice of the exercise in such form as the Board may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Trust full payment for the Shares with respect to which the option is exercised from the proceeds of the stock broker's sale of or loan against some or all of the Shares. No Participant shall have any of the rights of a Shareholder of the Trust under any option until the actual issuance of Shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in Paragraphs 5 and 15.

     10. Transferability of Option: Except as otherwise provided in this Paragraph 10, to the extent determined by the Board in its discretion (either by resolution or by a provision in, or amendment to, the option), (a) no option granted under the Plan to a Participant shall be transferable by such Participant otherwise than (1) by will, or (2) by the laws of descent and distribution or, (3) pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (b) such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

     The Board may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to, and the exercise of such option by, (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, (c) a partnership in which such Immediate Family Members are the only partners, or (d) such other persons or entities as determined by the Board, in its discretion, on such terms and conditions as the Board, in its discretion, may determine; provided that (1) the stock option agreement pursuant to which such options are granted must be approved by the Board and must expressly provide for transferability in a manner consistent with this Paragraph 10, and (2) subsequent transfers of transferred options shall be prohibited except for transfers the original optionee would be permitted to make (if he or she were still the owner of the option) in accordance with this Paragraph 10.

     Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately before transfer, provided that for purposes of Paragraphs 7, 9, 13, 15 and 17 the term "Participant" shall be deemed to refer to the transferee. The provisions of Paragraph 11 with respect to termination of service shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 11. The original optionee shall remain subject to withholding taxes and related requirements upon exercise provided in Paragraph 14. The Trust shall have no obligation to provide any notice to any transferee, including, without limitation, notice of any termination of the option as a result of termination of the original optionee's service to the Board.

     11. Termination of Service; Expiration of Options: Subject to the other provisions of the Plan, including, without limitation, Paragraphs 7 and 15 and this Paragraph 11, if a Participant ceases to be a member of the Board for any reason other than death or disability, the Participant shall have the right to exercise the option, to the extent such Participant was entitled to do so on the date of termination of service, not later than the earlier of (a) three months after the date of such termination, or (b) the date on which the option expires.

     12. Death or Disability of a Participant:

          (a) If a Participant dies while serving as a member of the Board, all of the Participant's options shall immediately become exercisable in full and the personal representative of the Participant, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right to exercise such options not later than the earlier of (1) one year from the date of the Participant's death, or (2) the expiration date of the applicable options.

          (b) If a Participant becomes totally disabled while serving as a member of the Board, all of the disabled Participant's options which have been held for a period of at least one year as of the date of such total disability shall immediately become exercisable in full and the disabled Participant, or his legal representative, shall have the right to exercise such options not later than the earlier of (1) one year from the date of such disability, or (2) the expiration date of the applicable options.

     13. Investment Purpose: If the Board in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any exercise of any option granted under the Plan or any portion thereof and as a condition to the Trust's obligation to deliver certificates representing the Shares subject to exercise, to execute and deliver to the Trust a written statement, in form satisfactory to the Board, representing and warranting that the Participant's purchase of Shares upon exercise thereof shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Trust as to the availability of such exemption. The Trust may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred to the Participant upon exercise of any option granted under the Plan.

     14. Agreements with Participants; Withholding Payments: Each grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions as the Board shall approve. Each such agreement shall provide that, as a condition to the grant of the options evidenced thereby, the Participant agrees that the Trust shall arrange to deduct from any payments due to the Participant from the Trust, the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such options, or if no such payments are due or to become due to the Participant, that the Participant shall pay to the Trust, or make arrangements satisfactory to the Trust regarding the payment to it of, the aggregate amount of such taxes.

     15. Extraordinary Transactions: In case the Trust (a) consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or (b) permits any other corporation or other entity to consolidate with or merge into the Trust and the Trust is the continuing or surviving entity but, in connection with such consolidation or merger, the Shares are changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation or other person or entity, or (d) dissolves or liquidates, or (e) effects a capital reorganization or reclassification in such a way that holders of Shares shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Shares, then, and in each such case, proper provision shall be made so that, each Participant holding a stock option upon the exercise of such option at any time after the consummation of such consolidation, merger, transfer, dissolution, liquidation, reorganization or reclassification (each transaction, for purposes of this Paragraph 15, being herein called a "Transaction"), shall be entitled to receive (at the aggregate option price in effect for all Shares issuable upon such exercise immediately prior to such consummation and as adjusted to the time of such Transaction), in lieu of Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such stock option in full immediately prior thereto (subject to adjustments subsequent to such Transaction provided for in Paragraph
5).

     Notwithstanding anything in the Plan to the contrary, in connection with any Transaction and effective as of a date selected by the Board, which date shall, in the Board's judgment, be far enough in advance of the Transaction to permit Participants holding stock options to exercise their options and participate in the Transaction as a holder of Shares, the Board, acting in its discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Board after which specified date all unexercised stock options and all rights of Participants thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Trust of outstanding stock options held by such Participants (irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Board, and in such event the Trust shall thereupon cancel such stock options and shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such Shares, less any applicable withholding taxes; provided, however, the Board shall not select an alternative (unless consented to by the Participant) such that, if a Participant exercised his or her accelerated stock option pursuant to alternative (a) or (b) of this paragraph and participated in the Transaction or received cash pursuant to alternative (c) of this paragraph, the alternative would result in the Participant's owing any money by virtue of the operation of
Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Board shall, in its discretion, take such action to put such Participant in as close to the same position as such Participant would have been in had alternative (a), (b) or (c) of this paragraph been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of affected Participants, each with respect to such Participant's option only, the Board may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

     16. Effectiveness of Plan: This Plan shall be effective on the date the Board adopts this Plan, provided that the Shareholders of the Trust approve the Plan within 12 months before or after its adoption by the Board. Options may be granted before Shareholder approval of this Plan, but each such option shall be subject to Shareholder approval of this Plan. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved by the Trust's Shareholders.

     17. Termination, Duration and Amendments to the Plan: The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board or its approval by the Shareholders of the Trust, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, with or without approval of the Shareholders of the Trust, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (a) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan (subject, however, to the provisions of Paragraphs 5 and 15) without the approval or ratification of the Shareholders of the Trust, and (b) no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5 and 15) or alter or impair any option which shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

     As adopted by the Board of Trustees on April 29, 1997.

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                      RAMCO-GERSHENSON PROPERTIES TRUST

                                JUNE 10, 1997





                                        - Please Detach and Mail in the Envelope Provided -

A /X/  Please mark your
       vote as in this
       example.


                 FOR   WITHHELD                                                                                 FOR  AGAINST ABSTAIN
1. Election of   / /     / /             NOMINEES: Stephen R. Blank   2.  The approval of the Ramco-Gershenson  / /    / /     / /
   Class III                                       Herbert Liechtung      Properties Trust 1997 Non-Employee
   Trustees.                                       Joel M. Paschow        Trustee Stock Option Plan.

INSTRUCTIONS:  To withhold authority to                               3.  In accordance with their judgment with respect to any
vote for any individual nominee, write                                    other business that may properly come before the meeting.
that nominee's name in the space provided
below.

___________________________________________                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
                                                                      DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE
                                                                      VOTED FOR THE ELECTION OF THE TRUSTEE NOMINEES.

                                                                      PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN
                                                                      THE ENCLOSED ENVELOPE.




SIGNATURE(S) __________________________________________________________________________DATE _______________________________ , 1997
NOTE:  This Proxy must be signed exactly as your name appears.  Executor, administrator, trustee, partners, etc. should give full title as such.  If the signer is a corporation, please sign full corporation name by duly authorized officer, who should state his title.

                      RAMCO-GERSHENSON PROPERTIES TRUST
                    27600 NORTHWESTERN HIGHWAY, SUITE 200
                          SOUTHFIELD, MICHIGAN 48034
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON JUNE 10, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned hereby appoints BRUCE A. GERSHENSON and RICHARD D. GERSHENSON or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of beneficial interest of Ramco-Gershenson Properties Trust (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 10th day of June, 1997 at 10:00 a.m., at the Ritz-Carlton Hotel, 300 Town Center Drive, Dearborn, Michigan and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.
Said proxies are instructed to vote as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)